EXHIBIT 99.2

     90-92 Main Street, P.O. Box 58
Wellsboro, PA 16901
Phone: (570) 724-3411     Fax: (570) 723-8097
E-Mail: cnemail@cnbankpa.com     Web Page: http://www.cnbankpa.com
Stock Symbol: CZNC

Chartered 1864

Member
FEDERAL DEPOSIT INSURANCE CORP

September 30, 2009                                           QUARTERLY REPORT

Dear Shareholder:

We are reporting a net loss available to shareholders of $45 million, or $5.01 per share for the first nine months of 2009.  Core Earnings for the nine month period were $11.35 million, or $1.26 per share. For the third quarter the net loss was $28.6 million, or $3.17 per share, including Core Earnings of $3.9 million, or $0.43 per share. As we have reported for the last four quarters, other-than-temporary-impairment (OTTI) losses from bank stocks and predominantly from pooled trust preferred securities account for these significant losses.  Through the end of the third quarter, we have written off most of the pooled trust preferred securities, as they have continued to deteriorate in credit quality due mostly to the performance of the bank holding companies in the pools. While we cannot guarantee there will be no additional securities losses, we believe the vast majority of losses have now been realized.  Our Board and management team remains committed to putting the securities issues behind us and returning to the kind of positive contributions that C&N has made for its shareholders, customers, employees and communities for many, many years.

We are reporting Core Earnings, which is not based on U.S. generally accepted account principles, but that we believe is a meaningful way of evaluating C&N’s performance for 2009, because it excludes some of the impact of market volatility as it relates to investments in pooled trust preferreds and other securities.

Citizens & Northern Corporation and both of its subsidiary banks, Citizens & Northern Bank and First State Bank remain above the regulatory well-capitalized levels for all three of the capital measures. This is a sign of continued strength.

Reporting these results for an organization that has historically performed well is not an experience that we ever wish to have again. As the economy recovers and stability returns, we are positioned once again to perform at a much higher level.

Craig G. Litchfield
Chairman, President, & CEO

CITIZENS & NORTHERN CORPORATION
BOARD OF DIRECTORS

Craig G. Litchfield    Chairman of the Board

Dennis F. Beardslee	Raymond R. Mattie
Jan E. Fisher	Edward H. Owlett, III
R. Bruce Haner	Leonard Simpson
Susan E. Hartley	James E. Towner
Leo F. Lambert	Ann M. Tyler
Edward L. Learn	Charles H. Updegraff, Jr.

DIRECTORS EMERITI
R. Robert DeCamp	Karl W. Kroeck

CITIZENS & NORTHERN BANK
OFFICES
428 S. Main Street, ATHENS, PA 18810	570-888-2291
10 N Main Street, COUDERSPORT, PA 16915	814-274-9150
111 Main Street, DUSHORE, PA 18614	570-928-8124
Main Street, EAST SMITHFIELD, PA 18817	570-596-3131
104 Main Street, ELKLAND, PA 16920	814-258-5111
135 East Fourth Street, EMPORIUM, PA 15834	814-486-1112
230-232 Railroad Street, JERSEY SHORE, PA 17740	570-398-4555
102 E. Main Street, KNOXVILLE, PA 16928	814-326-4151
514 Main Street, LAPORTE, PA 18626	570-946-4011
4534 Williamson Trail LIBERTY, PA 16930	570-324-2331
1085 S. Main Street, MANSFIELD, PA 16933	570-662-1111
RR 2 Box 3036, MONROETON, PA 18832	570-265-2157
3461 Rte.405 Highway, MUNCY, PA 17756	570-546-6666
100 Maple Street, PORT ALLEGANY, PA 16743	814-642-2571
Thompson Street, RALSTON, PA 17763	570-995-5421
1827 Elmira Street, SAYRE, PA 18840	570-888-2220
2 E. Mountain Ave., SO. WILLIAMSPORT, PA 17702	570-601-3016
41 Main Street, TIOGA, PA 16946	570-835-5236
428 Main Street, TOWANDA, PA18848	570-265-6171
Court House Square, TROY, PA 16947	570-297-2159
90-92 Main Street, WELLSBORO, PA 16901	570-724-3411
130 Court Street, WILLIAMSPORT, PA 17701	570-320-0100
1510 Dewey Ave., WILLIAMSPORT, PA 17702	570-323-9305
Route 6, WYSOX, PA 18854	570-265-9148

TRUST & FINANCIAL MANAGEMENT GROUP
90-92 Main Street, Wellsboro, PA 16901	800-487-8784
428 Main Street, Towanda, PA 18848	888-987-8784
1827 Elmira Street, Sayre, PA 18840	888-760-8192
130 Court Street, Williamsport, PA 17701	570-601-6000
10 N Main Street, Coudersport, PA 16915	800-921-9150
135 East Fourth Street, Emporium, PA 15834	814-486-1112

ACCOUNT SERVICES - 90-92 Main St., Wellsboro, PA 16901
BANKCARD SERVICES - 10 Nichols St., Wellsboro PA 16901	800-577-8001
ELECTRONIC BANKING – 10 Nichols St., Wellsboro, PA 16901	800-577-9397
www.cnbankpa.com
C&N FINANCIAL SERVICES CORPORATION – 90-92 Main Street, Wellsboro, PA	866-ASK-CNFS
www.cnfinancialservices.com

FIRST STATE BANK
OFFICES
3 Main Street, CANISTEO, NY 14823	607-698-4295
6250 County Route 64, HORNELL, NY 14843	607-324-4081
www.fsbcanisteo.com

CONDENSED, CONSOLIDATED EARNINGS INFORMATION
In Thousands, Except Per Share Data) (Unaudited)
	3RD	2ND	3RD	9 MONTHS ENDED
	QUARTER	QUARTER	QUARTER	SEPTEMBER
	2009	2009	2008	2009	2008
	(Current)	(Current)	(Prior Yr)	(Current)	(Prior Yr)
Interest and Dividend Income	$16,808	$17,341	$18,575	$51,720	$55,648
Interest Expense	6,016	6,164	7,474	18,786	23,854
Interest Margin	10,792	11,177	11,101	32,934	31,794
Provision for Loan Losses	634	93	141	554	669
Interest Margin After Provision for Loan Losses	10,158	11,084	10,960	32,380	31,125
Other Income	3,282	3,054	3,062	9,102	9,704
Net Losses on Available-for-sale Securities	(47,848)	(18,995)	(4,483)	(83,522)	(5,460)
Other Expenses	8,277	9,158	8,736	26,073	25,457
(Loss) Income Before Income Tax (Credit) Provision	(42,685)	(14,015)	803	(68,113)	9,912
Income Tax (Credit) Provision	(14,491)	(5,284)	(209)	(24,163)	2,031
Net (Loss) Income	(28,194)	(8,731)	1,012	(43,950)	7,881
U.S. Treasury Preferred Dividends	373	373	-	1,055	-

Net (Loss) Income Available to Common Shareholders	$(28,567)	$(9,104)	$1,012	$(45,005)	$7,881

Adjustments to Calculate Core Earnings (a):
Net (Loss) Income	$(28,194)	$(8,731)	$1,012	$(43,950)	$7,881
Add: OTTI Losses	47,947	19,780	4,747	84,407	6,167
Less: Realized gains on related bank stock sales	(70)	(261)	-	(361)	-
Less: Income Tax (b)	(15,392)	(6,636)	(1,614)	(27,690)	(2,097)
Core Earnings (a)	$4,291	$4,152	$4,145	$12,406	$11,951
Core Earnings Available to Common Shareholders (a)	$3,918	$3,779	$4,145	$11,351	$11,951

PER COMMON SHARE DATA:
Net (Loss) Income – Basic	$(3.17)	$(1.01)	$0.11	$(5.01)	$0.88
Net (Loss) Income – Diluted	$(3.17)	$(1.01)	$0.11	$(5.01)	$0.88
Dividend Per Share	$0.24	$0.24	$0.24	$0.72	$0.72
Number Shares Used in Computation - Basic	9,005,850	8,973,531	8,957,774	8,978,665	8,965,230
Number Shares Used in Computation - Diluted	9,005,850	8,973,531	8,986,253	8,978,665	8,985,211
Number Shares Used in Computation - Diluted - for
Ratios Based on Core Earnings (a)	9,023,370	8,987,999	8,986,253	8,993,014	8,985,211

CONDENSED, CONSOLIDATED BALANCE SHEET DATA
(In Thousands, Except Per Share Data) (Unaudited)
	SEPT. 30,	JUNE 30,	SEPT. 30,
	2009	2009	2008
ASSETS
Cash & Due from Banks	$47,967	$51,279	$23,160
Trading Securities	-	547	1,630
Available-for-sale Securities	399,112	415,791	417,761
Loans, Net	720,291	719,347	748,909
Intangible Assets	12,525	12,607	12,978
Other Assets	103,483	97,412	84,459
TOTAL ASSETS	$1,283,378	$1,296,983	$1,288,897

LIABILITIES
Deposits	$896,866	$885,944	$856,576
Repo Sweep Accounts	34,236	34,390	40,150
Total Deposits and Repo Sweeps	931,102	920,334	896,726
Borrowed Funds	215,268	226,658	261,895
Other Liabilities	10,955	13,433	8,202
TOTAL LIABILITIES	1,157,325	1,160,425	1,166,823

SHAREHOLDERS' EQUITY
Preferred Stock	25,706	25,664	-
Common Shareholders' Equity, Excluding Accumulated
Other Comprehensive Income (Loss)	100,290	128,809	145,336
Accumulated Other Comprehensive Income (Loss):
Net Unrealized Gains/Losses on
Available-for-sale Securities	403	(17,560)	(23,149)
Defined Benefit Plans	(346)	(355)	(113)
TOTAL SHAREHOLDERS' EQUITY	126,053	136,558	122,074
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$1,283,378	$1,296,983	$1,288,897

CONDENSED, CONSOLIDATED FINANCIAL HIGHLIGHTS
(In Thousands, Except Per Share Data) (Unaudited)
	9 MONTHS ENDED		%
	SEPTEMBER 30,		INCREASE
	2009	2008	(DECREASE)
EARNINGS PERFORMANCE
Net (Loss) Income	$(43,950)	$7,881	-657.67%
Return on Average Assets	-4.52%	0.82%	-651.22%
Return on Average Equity	-40.75%	7.87%	-617.79%
Core Earnings (a)	$12,406	$11,951	3.81%
Core Earnings/Average Assets (a)	1.28%	1.24%	3.23%
Core Earnings/Average Equity (a)	11.50%	11.94%	-3.69%

BALANCE SHEET HIGHLIGHTS
Total Assets	$1,283,378	$1,288,897	-0.43%
Available-for-Sale Securities	399,112	417,761	-4.46%
Loans (Net)	720,291	748,909	-3.82%
Allowance for Loan Losses	8,188	8,498	-3.65%
Deposits and Repo Sweep Accounts	931,102	896,726	3.83%

Trust Assets Under Management	592,841	602,072	-1.53%

SHAREHOLDERS' VALUE
(PER COMMON SHARE)
Net Income - Basic	$(5.01)	$0.88	-669.32%
Net Income - Diluted	$(5.01)	$0.88	-669.32%
Core Earnings - Basic (a)	$1.26	$1.33	-5.26%
Core Earnings - Diluted (a)	$1.26	$1.33	-5.26%
Dividends	$0.72	$0.72	0.00%
Common Book Value	$11.02	$13.65	-19.27%
Tangible Common Book Value	$9.64	$12.20	-20.98%
Market Value (Last Trade)	$14.79	$21.55	-31.37%
Market Value / Common Book Value	134.21%	157.88%	-14.99%
Market Value / Tangible Common Book Value	153.42%	176.64%	-13.14%
Price Earnings Multiple	NM	18.37	NM
Dividend Yield	6.49%	4.45%	45.84%

SAFETY AND SOUNDNESS
Tangible Common Equity / Tangible Assets	6.91%	8.55%	-19.18%
Nonperforming Assets / Total Assets	0.77%	0.73%	4.78%
Allowance for Loan Losses / Total Loans	1.12%	1.12%	0.00%
Risk Based Capital Ratio	13.58%	15.96%	-14.91%

AVERAGE BALANCES
Average Assets	$1,296,174	$1,281,551	1.14%

Average Equity	143,798	133,494	7.72%

NM - Not meaningful.

(a) Core Earnings is an earnings performance measurement which management has defined to exclude the effects of other-than-temporary impairment (OTTI) losses on available-for-sale securities and realized gains on securities for which OTTI has previously been recognized.  Core Earnings is a performance measurement that is not based on U.S. generally accepted accounting principles (GAAP).  Management believes Core Earnings information is meaningful for evaluating the Corporation’s operating performance, because it excludes some of the impact of market volatility as it relates to investments in pooled trust-preferred securities and other securities.  The amount of Core Earnings reported for the 2nd quarter 2009 in this report is lower than the amount reported previously, because in this report for last quarter, we did not exclude realized gains on securities for which OTTI had previously been recognized, net of tax, from Core Earnings.  The impact of this change in presentation is to reduce Core Earnings and Core Earnings Available to Common Shareholders by $172,000.  The disclosure of Core Earnings should not be viewed as a substitute for results determined in accordance with GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies.  This table includes a reconciliation of Core Earnings to net (loss) income, the most directly comparable GAAP financial measure.

(b) Income tax has been allocated to non-core losses at 34%, adjusted for a valuation allowance on deferred tax assets associated with losses from securities classified as capital assets for federal income tax reporting purposes.  The valuation allowance of $886,000 was recorded in the third quarter 2009.